                                                                  Exhibit (a)(7)

                         Notice of Guaranteed Delivery
                               To Tender Warrants

                                       of

                                    PSC INC.

                                       to

                            MOHAWK ACQUISITION CORP.

                          a wholly owned subsidiary of

                                  MOHAWK CORP.
                   (Not to be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if warrant certificates ("Warrant Certificates") evidencing rights to purchase shares of common stock, par value $0.01 per share, of PSC Inc., a New York corporation (the "Company"), are not immediately available or (ii) if Warrant Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or mail or by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                             [Logo of ChaseMellon]

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                 (201) 296-4293

                             Confirm by Telephone:
                                 (201) 296-4860

             By Mail:                    By Overnight Courier:                     By Hand:
    Reorganization Department          Reorganization Department          Reorganization Department
       Post Office Box 3301                85 Challenger Road                   120 Broadway,
    South Hackensack, NJ 07606              Mail Drop-Reorg.                      13th Floor
                                       Ridgefield Park, NJ 07660              New York, NY 10271

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to Mohawk Acquisition Corp., a New York corporation and a wholly owned subsidiary of Mohawk Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 19, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Warrant Certificates specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.



 Number of Warrant Certificates:          Name(s) of Holders:


 ------------------------------------     ------------------------------------


 ------------------------------------

                                          ------------------------------------
 Certificate Nos. (If Available):                 Please Type or Print)


 ------------------------------------     ------------------------------------


 ------------------------------------     ------------------------------------
                                                         Address

 ------------------------------------

                                          ------------------------------------

                                                        Zip Code



                                          -------------------------------------

 Date: ______________, 2000                Daytime Area Code and Telephone No.


                                          ------------------------------------

                                          ------------------------------------

                                          ------------------------------------
                                                Signature(s) of Holder(s)


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


                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a participant in the Security Transfer Agents Medallion Signature Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary certificates representing the Warrants tendered hereby, in proper form for transfer with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, within three Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.



 ------------------------------------    ------------------------------------
 Name of Firm                            Title


 ------------------------------------    ------------------------------------
 Authorized Signature                    Address                     Zip Code


 Name: ______________________________    ------------------------------------
         Please Type or Print            Area Code and Telephone No.

                   DO NOT SEND CERTIFICATES WITH THIS NOTICE.

                     CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.

                                                    Dated: ____________, 2000


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